Exhibit 10.8

                          EMPLOYMENT AGREEMENT



           THIS EMPLOYMENT AGREEMENT, dated as of August 31, 1996, is between Dynex Capital, Inc. a Virginia corporation (the "Company"), and William J. Moore (the "Executive"). In consideration of the mutual covenants and representations herein contained and the mutual benefits derived herefrom, the parties, intending to be legally bound, covenant and agree as follows:

            1. Purpose. The Company, directly and indirectly through its subsidiaries and affiliates, is principally engaged in the sourcing, underwriting, processing, origination, purchase and securitization of mortgage loans secured by commercial (i.e., income producing) real estate (collectively, the "Business"). The Company wishes to employ the Executive, and the Executive has agreed to be employed by the Company, on the terms and conditions herein provided.

            2.   Full-Time Employment of Executive - Duties and Status.

                 (a) The Company hereby engages the Executive as a full-time executive employee for the period commencing as of the date hereof and expiring on August 31, 2001 (the "Employment Period") and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the term of Executive's employment under this Agreement, Executive shall serve as President of the Company and as Chairman of the Board of Multi-Family Capital Markets, Inc. ("MCM"), a subsidiary of the Company. Throughout the Employment Period, the Executive shall faithfully exercise such authority and perform such executive duties as are assigned to him from time to time by the Board of Directors of the Company. The Executive shall perform such duties primarily in Richmond, Virginia but also in such locations as are directed by the Board of Directors of the Company.

                 (b) Throughout the Employment Period, the Executive shall devote his full time and efforts to the business of the Company, its subsidiaries and affiliates and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way.

                 (c) The Executive shall be entitled to such vacation, leave of absence, and leave for illness or temporary disability policies as are in effect as policies of the Company.

            3.   Compensation    and   General    Benefits.    As   full
compensation for his services to the Company, the Executive shall, during the Employment Period, be compensated as follows:

                 (a) Salary. The Company shall pay to the Executive a salary (the "Salary") at an annual rate of One Hundred Fifty Thousand Dollars ($150,000). The Salary shall be payable in periodic equal installments not less frequently than monthly, less such sums as may be required to be deducted or withheld under applicable provisions of federal, state and local law and such amounts as may be owed to the Company or its subsidiaries pursuant to Section 3(e) below or such other amounts as may be mutually agreed upon by the Executive and the Company.

                 (b) Bonus. During the term of this Agreement, Executive shall be entitled to earn annual cash bonuses of up to 75% of the Executive's Salary upon achievement of performance goals established by the Chairman of the Board of the Company for its senior officers. Such goals shall be specific to the Executive's responsibilities, except that between 25% and 50% of the Executive's bonus may be based upon the earnings per share performance of Resource Mortgage Capital, Inc. ("Resource"), an affiliate of the Company. The Chairman of the Board may establish such goals in its sole discretion and shall have full discretion in the determination as to whether any such goals have been met.

                 Notwithstanding the foregoing, Executive shall be entitled to be paid a cash bonus of at least (i) $33,333.33 for the period commencing on the date of this Agreement through December 31, 1996 and (ii) $100,000 for twelve
(12) months ending December 31, 1997. Such bonuses will be paid within 45 days after the end of the period to which it relates.

                  (c) Resource Stock Incentive Plan. During the term of this Agreement, the Executive shall be entitled to participate in the Resource Mortgage Capital, Inc. 1992 Stock Incentive Plan according to its terms as the same may be amended by Resource from time to time and the Compensation Committee of the Board of Directors of Resource shall grant awards thereunder to the Executive as are granted from time to time to other comparable executives of Resource generally on the same terms as such other executives.

                 (d) Expenses. The Company shall reimburse the Executive from time to time for all reasonable and customary business expenses incurred by him in the performance of his duties hereunder, provided that the Executive has had such expenses pre-approved and shall submit vouchers and other supporting data to substantiate the amount of said expenses in accordance with Company policy from time to time in effect.

            4.   Non-Competition;   Confidential  Information;  Public
Statements.

                 (a) Non-Competition. The Executive and the Company recognize that due to the Executive's engagement hereunder and the relationship of the Executive to the Company, the Executive will have access to and will acquire, and may assist in developing, confidential and proprietary information relating to the assets, business and operations of the Company and its affiliates, including, without limiting the generality of the foregoing, information with respect to the Company's and its affiliates' present and prospective technologies, systems, customers, accounts, deposits, loans and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Company and its affiliates and that disclosure of it to, or its use by, others could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties may be to develop goodwill for the Company and its affiliates through his personal contact with customers, agents and others having business relationships with the Company and its affiliates, and that there is a danger that this goodwill, a proprietary asset of the Company and its affiliates, may follow the Executive if and when his relationship with the Company is terminated. The Executive accordingly agrees that unless the Executive's employment is terminated without cause as hereinafter defined, at all times during the Employment Period and, in the case of actions specified in (ii), (iii), (iv) and (vi) below, for a period of two years after the termination of the Executive's employment, the Executive shall not, in any capacity whatsoever, whether directly or indirectly, through any entity, family member or otherwise, on his own behalf, or on behalf of any other person, firm, partnership, corporation, limited liability company, association or other entity (collectively, "Person"):

                         (i)  own,   manage,   invest,   participate  or
engage in any activity which comprises or is similar to the Business anywhere in the United States;

                        (ii)   suggest  to,   induce  or  persuade   any
vendor or customer of the Company or its affiliates to discontinue doing business, with, or to change the terms or conditions of such relationship with the Company or its affiliates, or otherwise disparage, disrupt or disturb the relationship of the Company or its affiliates with such vendor or customer;

                       (iii)   suggest  to,   induce  or  persuade   any
vendor or customer of the Company or its affiliates to do business with any other Person which conducts a business competitive with the Business;

                        (iv) suggest to, induce, solicit or persuade any employee or consultant of the Company or its affiliates, with the exception of the blood relatives of the Executive, to leave the employ or engagement of the Company or its affiliates;

                         (v)  participate  in planning  for and will not
accept any employment in or associate with any Person whose business competes with the Business of the Company or its affiliates; and

                        (vi) without limiting the term of his general obligation to honor the Confidential Information so long as it remains protectable, the Executive specifically agrees that he will not plan for, accept employment from any Person, nor directly or indirectly engage in, any business wherein the loyal and diligent performance of the duties and responsibilities of such new employment or business will inherently call upon him to use, to disclose or to base judgments upon Confidential Information of the Company or its affiliates or to utilize the goodwill of the Company in making sales for a competitor of the Company or its affiliates.

The foregoing restrictive period is based upon the Executive's and the Company's good faith belief that:

                             (A) the  Company's  investment  of time and
money in training and educating the Executive, and the nature of the Company's and its affiliates' business (which is maintained and increased through the personal contact of employees such as the Executive with customers and vendors and potential customers and vendors of the Company and its affiliates) has and will continue to render the Executive a unique asset to the Company;

                             (B) the  Company and its  affiliates  would
be placed at a competitive disadvantage for such period, due to the Executive's knowledge of Confidential Information (as defined below) and other matters arising out of his employment with the Company; and

                             (C)  the  time   required  to  rebuild  the
contacts and patronage that the Executive will develop for the Company and its affiliates and to provide the necessary training, exposure and education to his replacement would, for such a period, place the Company and its affiliates at a competitive disadvantage.

                 (b)   Confidential Information.

                       (i) At all times during the Employment Period and at all times following termination thereof, the Executive shall keep confidential and not disclose, directly or indirectly, and shall not use for the benefit of himself or any other individual, corporation, partnership, or other entity except in connection with and furtherance of the business and the affairs of the Company, any Confidential Information (as defined below) relating to any aspect of the business of the Company which is not known or which may become known to him, unless and until it has become public knowledge or has come into the possession of others by legal and equitable means. For purposes of this Agreement, "Confidential Information" means any common law trade secret or other item constituting "Trade Secrets" under the Virginia Uniform Trade Secrets Act,
Section 59.1-336, Developed Information (as defined below) or other information, whether in written, oral or other form, that is unique, confidential or proprietary to the Company or its affiliates.

                       (ii)  For    purposes    of    this    Agreement,
"Developed Information" shall mean all Trade Secrets and unique, confidential and proprietary information conceived, developed, designed, devised or otherwise created, modified or improved by the Executive or in whole or in part, in connection with the performance of his services for the Company hereunder during the Employment Period or resulting from the Executive's use of or access to the Company's facilities or resources, including its Confidential Information. The "Developed Information" shall be deemed to comprise a portion of the Confidential Information.

                       (iii) The   Executive   acknowledges   that   all
Confidential Information is the property of the Company or its affiliates, and upon expiration of the Employment Period or earlier termination of this Agreement or earlier at the request of the Company, the Executive shall deliver to the Company all records, notes, reference items, memoranda, records, and other documents or materials, and all copies thereof (including but not limited to such items stored by computer memory or other media) which constitute or incorporate the Confidential Information which are in the Executive's possession or under his control.

                 (c) Ownership of Developed Information. The Executive covenants and agrees that all right, title and interest in any Developed Information shall be and remain the exclusive property of the Company. The Executive agrees to immediately disclose to the Company all Developed Information, and to assign to the Company any right, title and interest which he may have in the Developed Information. The Executive agrees to execute any instruments and to do all things reasonably requested by the Company, both during and after the Employment Period, to vest the Company with all ownership rights in the Developed Information. If any Developed Information can be protected by copyrights (i) as to that Developed Information which falls within the definition of "work made for hire," as defined in 17 U.S.C. Section 101, the copyright to such Developed Information shall be owned solely, completely and exclusively by the Company, and (ii) as to that Developed Information which does not constitute "work made for hire," the copyright to such Developed Information shall be deemed to be assigned and transferred completely and exclusively by the Executive to the Company.

                 (d) Acknowledgment. The Executive acknowledges that he has carefully read and reviewed the restrictions set forth in Sections 4(a) and (b) hereof, and having done so he agrees that those restrictions, including but not limited to the time period and geographical areas of restriction, are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company and its affiliates.

                 (e) Invalidity, Etc.. If any covenant, provision, or agreement contained in any part of Sections 4(a) or (b) hereof is found by a court having jurisdiction to be unreasonable in duration, geographic scope or character of restrictions, the covenant, provision or agreement shall not be rendered unenforceable thereby, but rather the duration, geographical scope or character of restrictions of such covenant, provision or agreement shall be deemed reduced or modified with retroactive effect to render such covenant or agreement reasonable and such covenant or agreement shall be enforced as modified. If the court having jurisdiction will not review the covenant, provision or agreement, the parties shall mutually agree to a revision having an effect as close as permitted by law to the provision declared unenforceable. The Executive agrees that if a court having jurisdiction determines, despite the express intent of the Executive, that any portion of the restrictive covenants contained in Sections 4(a) or (b) hereof are not enforceable, the remaining provisions shall be valid and enforceable.

                 (f) Equitable Relief. The Executive recognizes and acknowledges that if he breaches the provisions of Sections 4(a) or (b) hereof, damages to the Company would be difficult if not impossible to ascertain, and because of the immediate and irreparable damage and loss that may be caused to the Company for which it would have no adequate remedy, it is therefore agreed that the Company, in addition to and without limiting any other remedy or right it may have, shall be entitled to have an injunction or other equitable relief in a court of competent jurisdiction, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the grounds of competence of a court to grant such an injunction or other equitable relief. The existence of this right shall not preclude the applicability or exercise of any other rights and remedies at law or in equity which the Company may have.

            5.   Employment Period.

                 (a) Duration. The Employment Period shall commence on the date of this Agreement and shall continue until the earlier of (i) August 31, 2001, or (ii) termination of this Agreement by the Company with "cause"; or (iii) the Executive's resignation; or (iv) the death or Total Disability of the Executive.

                 (b)   Payments Upon Termination.

                         (i)   If   the   Executive's    employment   is
terminated by the Company for any reason other than "cause" (as defined in Section 5(c)(i) hereof), at any time during the Employment Period, the Company shall pay to the Executive, for the remainder of the Employment Period, his Salary as if he had remained employed as through August 31, 2001. No other forms of compensation will be payable.

                        (ii)   If   the   Executive's    employment   is
terminated (A) by the Company for "cause", or (B) by the Executive by resignation, then the Company shall have no further liability to the Executive, except for the Salary which has accrued through the date of termination, which amounts shall be paid by the Company within thirty (30) days of such termination.

                       (iii) Notwithstanding any other provision of this Section 5(b), if the Executive violates any covenant, term or condition of this Agreement, the Company shall be entitled, in addition to any other remedies it may have hereunder or at law or in equity, to offset the amount of any payment otherwise due to the Executive pursuant to this Section 5(b) against any loss or damage incurred by the Company as a result of the Executive's violation of said covenant, term or condition.

                 (c)   Definition   of   "Cause".   When  used  in  this
Agreement, the word "cause" shall mean:

                         (i)  the   Executive's   material   failure  to
perform his employment duties hereunder after reasonable notice to the Executive by the Chairman of the Board of the Company specifying such failure and providing the Executive with a reasonable opportunity to cure such failure given the context of the circumstances;

                        (ii) the Executive's breach of the covenants or agreements contained in Sections 4(a) or (b) hereof, or of any other material agreement or undertaking of the Executive;

                       (iii) the Executive's commission of a felony or any crime involving moral turpitude, fraud or misrepresentation, whether or not related to the business or property of the Company;

                     (iv) the Executive's gross negligence;

                         (v)  any  act  of  the  Executive  against  the
Company intended to enrich the Executive in derogation of his duties to the Company;

                        (vi)   any   willful   or   purposeful   act  or
omission taken in bad faith of the Executive having the effect of injuring the business or business relationships of the Company; or

                       (vii) the Executive's material breach of his duty of loyalty to the Company.

            6. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company at its principal executive offices.

            7. Binding Agreement; Assignment. This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of, the parties and their respective heirs, successors, assigns, and personal representatives, as the case may be. The Executive may not assign any rights or duties under this Agreement. As used herein, the successors of the Company shall include, but not be limited to, any successor by way of merger, consolidation, sale of all or substantially all of the assets, or similar reorganization. The Executive further acknowledges and agrees that the Company may assign all of its rights and interests under this Agreement to a successor, and that the Executive shall be bound and obligated to perform all of his covenants and agreements set forth herein for the benefit of the successor as if the successor had been the original beneficiary thereof.

            8. Entire Agreement. This Agreement constitute the entire understanding of the Executive and the Company with respect to the subject matter hereof and supersede any and all prior understandings written or oral. This Agreement may not be changed, modified or discharged orally, but only by an instrument in writing signed by the parties.

            9. Enforceability. This Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligations of the parties hereto, enforceable in accordance with its terms. The undertakings herein shall not be construed as any limitation upon the remedies Company might, in the absence of this Agreement, have at law or in equity for any wrongs of the Executive.

           10. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia, without regard to its conflict of laws provisions. The parties irrevocably consent and agree to the exclusive jurisdiction of the Federal courts in the Commonwealth of Virginia to the extent such jurisdiction exists and, if Federal jurisdiction does not exist, to the exclusive jurisdiction of the courts of the Commonwealth of Virginia. Each party waives all rights to a trial by jury in any suit, action or proceeding under this Section.

           11. Severability. Except as provided in Section 4(d) hereof, if any one or more of the terms or provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect or in the event that any one or more of the provisions of this Agreement operated or would prospectively operate to invalidate this Agreement, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Agreement and the remaining provisions of this Agreement shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

           12. Arbitration. Any controversy or claim arising out of or relating to this contract or the breach thereof shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in a court selected in accordance with Section 10 hereof, provided that the Company reserves its right under Section 4(e) hereof to seek equitable relief in a court of competent jurisdiction in the event of a breach of the provisions of Sections 4(a) or (b) hereof.

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as an instrument under seal on the date first above written.


ATTEST:                                   DYNEX CAPITAL, INC.



                                       By:__________________________(SEAL)
                                          Thomas H. Potts, President


WITNESS:                                  EXECUTIVE



                                         By:__________________________(SEAL)
                                            William J. Moore